Exhibit 99.1

 MOSINEE, WI....January 30, 2002...Wausau-Mosinee Paper
 Corporation (NYSE:WMO) today announced fourth-quarter net earnings of $4.7 million, or $.09 per share, up sharply from fourth-quarter 2000 net earnings of $1.1 million, or $.02 per share. Fourth-quarter net sales were $223.8 million compared to $231.6 million last year.

 Net earnings for the year were $9.7 million, or $.19 per share, compared to 2000 earnings of $0.7 million, or $.01 per share. Results for 2000 include expenses of $.33 per share related to the Sorg Paper Company closure, an anti-trust settlement and the resignation of the Company's former CEO. Net earnings also include stock incentive expenses of $.04 per share in 2001 and $.01 per share in 2000. Net sales for 2001 were $943.7 million compared to $990.9 million last year.

 Commenting on the quarterly results, Thomas J. Howatt, President and CEO, said that improved earnings were driven by lower energy and raw materials prices, and an internal focus on cost reduction and improved operating efficiencies.

 Reviewing full year results, Mr. Howatt said, "2001 will be remembered for the challenges faced by our Company, the industry and our nation. The deepening recession and difficult market conditions had a major impact on our performance with demand declining in all three of our business segments. Despite these circumstances, year-over-year quarterly earnings comparisons were favorable in each of the last two quarters, and operating income gains for our Printing & Writing and Towel & Tissue businesses exceeded 20 percent for the year."

 Mr. Howatt noted that the Company achieved significant progress on its internal initiatives despite the difficult operating environment. "While second-half earnings benefited from lower natural gas and pulp costs, substantial second-half gains were driven by improved operating efficiencies and successful cost-reduction efforts. In addition, tightly controlled capital spending and reduced working capital resulted in a significant improvement in cash flows." Mr. Howatt pointed out that the company achieved record production levels at several facilities for the year, and that capital spending was reduced to $30 million from $87 million in 2000. Targeted components of working capital also declined $48 million from late 2000. Improved cash flows allowed the Company to pay down long-term debt by $85 million or 30 percent from late first quarter peak levels.

 "As we enter 2002 we have yet to see any indication of improving market conditions," Mr. Howatt concluded. "This makes it critical that we continue our focus on the internal initiatives begun in 2001. Of particular importance is the need for improved results from our Specialty Paper business which has been most significantly impacted by the economic downturn. Our ongoing emphasis on product development, and the identification of new, more profitable market niches will be particularly critical to this business segment's return to profitability."

 Wausau-Mosinee's fourth quarter conference call is scheduled for 11:00 a.m. (EST) on Thursday, January 31, and can be accessed through the Company's web site at www.wausaumosinee.com under "Investor Information". A replay of the webcast will be available at the same site through February 7.

 Wausau-Mosinee Paper Corporation produces fine printing and writing papers, technical specialty papers, and "away-from-home" towel and tissue products.

 Safe Harbor under the Private Securities Litigation Reform Act of 1995:
 The matters discussed in this news release concerning the Company's future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material prices, manufacturing problems at Company facilities, and other risks and assumptions described in Item 1 of the Company's Form 10-K for the year ended December 31, 2000. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
                                (Tables follow)

 WAUSAU-MOSINEE PAPER CORPORATION
 Interim Report - Quarter-Ended December 31, 2001

 (in thousands, except  share amounts)        Three Months                    Twelve Months
 Consolidated Statements of Income    ENDED DECEMBER 31, (UNAUDITED)        ENDED DECEMBER 31,
                                                 2001       2000               2001         2000
 Net Sales                                    $223,841    $231,558         $943,729    $990,924
 Cost of Sales                                 197,398     213,003          846,415     885,806
 Restructuring Charge-inventory                      0           0                0         599
   Total Cost of Sales                         197,398     213,003          846,415     886,405
   Gross Profit                                 26,443      18,555           97,314     104,519
 Selling & Administrative Expense               15,905      16,157           66,707      63,580
 Restructuring Charge-other                          0     (2,686)                0      21,715
   Total                                        15,905      13,471           66,707      85,295
   Operating Profit                             10,538       5,084           30,607      19,224
 Interest Expense                               (3,020)     (4,323)         (14,416)    (15,713)
 Other Income / (Expense), Net                      21         (56)            (861)     (2,373)
   Earnings before Income Taxes                  7,539         705           15,330       1,138
 Provision (Credit) for Income Taxes             2,790        (390)           5,670         420
   Net Earnings                                 $4,749      $1,095           $9,660        $718

   Net Earnings Per Share (Basic & Diluted)      $0.09       $0.02            $0.19       $0.01
   Weighted Average Shares Outstanding      51,506,091  51,268,782       51,466,236  51,353,758

 Condensed Consolidated Balance Sheets                  December 31,   December 31,
                                                             2001       2000
 Current Assets                                           $223,035    $262,475
 Property, Plant & Equipment, Net                          634,928     662,204
 Other Assets                                               34,045      29,815
   Total Assets                                           $892,008    $954,494

 Current Liabilities                                      $121,311    $123,870
 Long-term Debt                                            192,264     250,465
 Other Liabilities                                         213,578     203,611
 Stockholders' Equity                                      364,855     376,548
   Total Liabilities & Stockholders' Equity               $892,008    $954,494

 Condensed Consolidated Statements               Three Months                    Twelve Months
        of Cash Flow                          Ended December 31, (unaudited)   Ended December 31,

                                                   2001        2000             2001      2000
 Cash Provided by Operating Activities           $34,259      $32,224        $103,866   $80,254
 Capital Expenditures - Net                       (7,201)     (20,998)        (29,791)  (86,896)
 Borrowings (Payments) Under Credit Agreements   (27,225)        (468)        (64,190)   30,230
 Dividends Paid                                   (4,378)      (4,358)        (17,498)  (17,207)
 Stock Options Exercised                            (126)           0           2,296         0
 Purchase of Company Stock                             0         (387)              0    (1,300)
 Proceeds on Sale of Property, Plant & Equipment     137          102             607       244
 Proceeds on Sale of Swap Agreement                    0            0           6,382         0
 Other Investing & Financing Activities              (61)          28            (241)     (143)
   Net Increase (Decrease) in Cash               $(4,595)      $6,143          $1,431    $5,182

 Note 1 - Certain prior year amounts in the financial statements have been reclassified to conform to the 2001 presentation.
 Note 2 - In the first quarter of 2000, the Company recorded a pre-tax restructuring charge of $25.0 million in the Specialty Paper
          Group segment to cover shutdown and asset disposition costs associated with the closure of a paper manufacturing facility in Middletown, Ohio, and a pre-tax charge of $2.7 million for the resignation of the Company's president and CEO. In the fourth quarter of 2000, the estimate of the restructuring charge was revised resulting in a $2.7 million pre-tax income adjustment.
 Note 3 - Net income includes expenses, or credits, for incentive plans calculated by using the average price of the Company's stock at the close of each fiscal quarter as if all such plans had been exercised that day. For the three months ended December 31, 2001, these plans resulted in after-tax expense of $306,500 or $.01 per share, compared to after-tax expense of $1,527,000 or $.03 per share for the same period last year. Year-to-date, 2001, these plans resulted in after-tax expense of $1,877,000 or $.04 per share, compared to after-tax expense of $748,000, or $.01 per share for the same period last year.
 Note 4 - Interim Segment Information
          The Company's operations are classified into three principal reportable segments, the Specialty Paper Group, the Printing & Writing Group and the Towel & Tissue Group, each providing different products. Separate management of each segment is required because each business unit is subject to different marketing, production and technology strategies. The Specialty Paper Group produces specialty papers at its manufacturing facilities in Rhinelander, Wisconsin; Mosinee, Wisconsin; and Jay, Maine. The Printing & Writing Group produces a broad line of premium printing and writing grades at manufacturing facilities in Brokaw, Wisconsin and Groveton, New Hampshire. The Printing & Writing Group also includes two converting facilities which produce wax-laminated roll wrap and related specialty finishing and packaging products, and a converting facility which converts printing and writing grades. The Towel &Tissue Group markets a complete line of towel, tissue, soap and dispensing systems for the "away-from-home" market. The Towel & Tissue Group operates a paper mill in Middletown, Ohio, and a converting facility in Harrodsburg, Kentucky.

 Sales, operating profit, and asset information by segment is as follows:

      (in thousands)                                  December 31,  December 31,
                                                            2001        2000
      Segment Assets
         Specialty Paper                                  $368,595    $402,522
         Printing & Writing                                294,241     314,774
         Towel & Tissue                                    177,708     180,857
         Corporate & Unallocated*                           51,464      56,341
                                                          $892,008    $954,494

                                               Three Months                  Twelve Months
                                        Ended December 31, (unaudited) Ended December 31,
                                               2001        2000               2001       2000
      Net Sales External Customers
         Specialty Paper                       $85,290     $90,880        $354,181    $408,979
         Printing & Writing                     90,029      92,917         392,026     395,992
         Towel & Tissue                         48,522      47,761         197,522     185,953
                                              $223,841    $231,558        $943,729    $990,924

      Net Sales - Intersegment
         Specialty Paper                          $109         $57            $462      $1,708
         Printing & Writing                      1,932       2,318           8,687       8,003
         Towel & Tissue                              0           0               0          21
                                                $2,041      $2,375          $9,149      $9,732

      Operating Profit (Loss)
         Specialty Paper                       $(1,415)      $(308)        $(9,390)    $10,942
         Specialty Paper-restructuring charge
            (Note 2)                                 0       2,686               0     (22,314)
            Total Specialty Paper               (1,415)      2,378          (9,390)    (11,372)
         Printing & Writing                      7,999       1,491          25,807      20,109
         Towel & Tissue                          6,573       5,120          26,382      21,631
      Total Reportable Segment Operating Profit 13,157       8,989          42,799      30,368
         Corporate & Eliminations               (2,619)     (3,905)        (12,192)    (11,144)
         Interest Expense                       (3,020)     (4,323)        (14,416)    (15,713)
         Other Income/(Expense), Net                21         (56)           (861)     (2,373)
            Earnings before Income Taxes        $7,539        $705         $15,330      $1,138

                                                 Three Months                   Twelve Months
 (in thousands, except ton amounts)         Ended December 31, (unaudited)    Ended December 31,
                                              2001        2000                 2001       2000
 Depreciation, Depletion and Amortization
   Specialty Paper                           $6,326      $6,220               $25,277   $24,037
   Printing & Writing                         4,258       4,233                16,972    16,546
   Towel & Tissue                             4,440       4,249                17,214    16,405
   Corporate and unallocated                    294         455                 1,485     1,872
                                            $15,318     $15,157               $60,948   $58,860

 Tons Sold
   Specialty Paper                           84,453      73,250               322,518   331,998
   Printing & Writing                        81,544      80,102               345,323   335,681
   Towel & Tissue                            35,207      33,763               139,476   130,397
                                            201,204     187,115               807,317   798,076

 *Industry segment assets do not include intersegment accounts receivable, cash, deferred tax assets and certain other assets which are not identifiable with industry segments.